Exhibit 24.1

SOUTHERN CALIFORNIA EDISON COMPANY

POWER OF ATTORNEY

The undersigned, do each hereby constitute and appoint WILLIAM M. PETMECKY III, AARON D. MOSS, NATALIA WOODWARD, JENNIFER HASBROUCK, MICHAEL A. HENRY, WILLIAM E. CANO, KATHLEEN BRENNAN DE JESUS, JAMES W. HARRIS and VICTORIA PRIETO, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed, at one time or from time to time: (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Southern California Edison Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, or the Securities Exchange Act of 1934, or both, one or more series of Southern California Edison Company’s sponsored securitization debt securities (collectively, “Securitization Securities”); Southern California Edison Company’s debt securities, including but not limited to bonds, notes, debentures, and other debt securities (collectively, “Debt Securities”); and equity securities, including but not limited to shares of Preferred Stock, Common Stock, and equity-linked securities (collectively, “Equity Securities” and together with the Securitization Securities and the Debt Securities, the “New Securities”); (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents to be filed by Edison International with any stock exchange for the purpose of listing any of such New Securities; and (iii) one or more indentures relating to such Securitization Securities or Debt Securities for the further purpose of qualifying under the Trust Indenture Act of 1939; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities; granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorney-in-fact.

SOUTHERN CALIFORNIA EDISON COMPANY

SEC REGISTRATION OF SECURITIES

POWER OF ATTORNEY

Executed as of this 30th day of August, 2020.

/s/ Kevin M. Payne
Kevin M. Payne
Director
Chief Executive Officer

/s/ William M. Petmecky III
William M. Petmecky III
Senior Vice President and
Chief Financial Officer

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Additional Directors:

/s/ Jeanne Beliveau-Dunn Jeanne Beliveau-Dunn	Director	/s/ Carey A. Smith Carey A. Smith	Director

/s/ Michael C. Camuñez Michael C. Camuñez	Director	/s/ Linda G. Stuntz Linda G. Stuntz	Director

/s/ Vanessa C.L. Chang Vanessa C.L. Chang	Director	/s/ William P. Sullivan William P. Sullivan	Director

/s/ James T. Morris James T. Morris	Director	/s/ Peter J. Taylor Peter J. Taylor	Director

/s/ Timothy T. O’Toole Timothy T. O’Toole	Director	/s/ Keith Trent Keith Trent	Director

/s/ Pedro J. Pizarro Pedro J. Pizarro	Director